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                                                                    EXHIBIT 3.2
                           AMENDED AND RESTATED BYLAWS
                                       OF
                              ALLIED HOLDINGS, INC.

                         ADOPTED AS OF NOVEMBER 29, 1999


                                   ARTICLE ONE
                                     OFFICES

         1.1 Offices. The Corporation may have offices at such place or places (within or without the State of Georgia) as the Board of Directors may from time to time determine or the business of the Corporation may require or make desirable.

                                   ARTICLE TWO
                             SHAREHOLDERS' MEETINGS

         2.1 Place of Meetings. All meetings of the Shareholders shall be held at the principal offices of the Corporation, or at such other place as may be determined from time to time by the Board of Directors.

         2.2 Annual Meetings. The annual meeting of the Shareholders shall be held each year on a date and at a time determined by the Board of Directors of the Corporation, at which the Shareholders shall elect, by a majority vote of the outstanding common stock, subject to the rights, if any, of the holders of preferred stock, a Board of Directors and transact such other business as may properly be brought before the meeting.

         2.3 Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called by the Board of Directors, the Chairman or the Chief Executive Officer of the Corporation, or at the request in writing of Shareholders owning not less than sixty-six and two-thirds percent (66.67%) of the outstanding shares of the Corporation entitled to vote in an election of directors. Such request shall state the purpose or purposes of the proposed meeting.

         2.4 Notice. Except as otherwise required by statute or the Articles of Incorporation, written notice of each meeting of the Shareholders, whether annual or special, shall be served, either personally or by mail, upon each Shareholder of record entitled to vote at such meeting, no fewer than ten
(10) nor more than sixty (60) days before such meeting. If mailed, such notice shall be directed to a Shareholder at his post office address last shown on the records of the Corporation. Notice of any special meeting of Shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of Shareholders shall not be required to be given to any Shareholder who, in person or by such Shareholder's attorney so authorized, either before or after such meeting, shall waive such notice. Attendance of a Shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it

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has been called or convened, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

         2.5 Quorum of Shareholders. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

         2.6 Voting and Proxy. At every meeting of the Shareholders, including (but without limiting the generality of the foregoing language) meetings of Shareholders for the election of directors, any Shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period (but no proxy shall be of unlimited duration). Each Shareholder shall have one (1) vote for each share of stock having voting power, registered in such Shareholder's name on the books of the Corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

         2.7 Action Taken by Shareholders Without a Meeting. Whenever the vote of Shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

         2.8 Proposed Actions. Any proposal for action to be presented by any Shareholder at any annual or special meeting of shareholders, other than a nomination for director which must be made in accordance with Section 3.5 of these Bylaws, shall be out of order unless specifically described in the Corporation's notice to all Shareholders of the meeting and the matters to be acted upon thereat, or unless the proposal shall have been submitted in writing to the Secretary of the Corporation and received at the principal executive offices of the Corporation at least sixty (60) days prior to the date of the annual or special meeting regarding such proposal, and such proposal is, under law, an appropriate subject for shareholder action.

         2.9 Inspectors. Before any meeting of Shareholders, the Board of Directors shall appoint one or more persons, other than nominees for office, directors or Shareholders, to act as inspector(s) of election at the meeting or its adjournment. An inspector may be an officer or employee of the Corporation. If any person appointed as inspector fails to appear or fails or

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refuses to act, the chairman of the meeting shall appoint a person to fill that vacancy. The inspector shall:

         (a) Ascertain the number of shares outstanding and the voting power of each;

         (b)      Determine the shares represented at a meeting;

         (c)      Determine the validity of proxies and ballots;

         (d)      Count all votes;

         (e)      Determine the result; and

         (f)      Make a written report of his or her findings.


                                  ARTICLE THREE
                                    DIRECTORS

         3.1 Powers of Directors. Except as may be otherwise provided by any legal agreement among Shareholders, the property and business of the Corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among Shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

         3.2 Number of Directors, Election and Term. The number of members of the Board of Directors of the Corporation shall be eleven (11) directors, unless a greater or lesser number of directors shall be fixed from time to time by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.67%) of the outstanding shares of common stock entitled to vote for the election of directors or upon the affirmative vote of a majority of the Board of Directors, subject to the rights, if any, of the holders of preferred stock then outstanding. The directors shall be divided into three (3) classes as nearly equal in number as possible, with the directors in each class to hold office until their successors are elected and qualified. Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. At each annual meeting of shareholders of the Corporation, the successors to the class of directors whose term shall then expire shall be elected to hold office for a three (3) year term.

         3.3 Vacancies. Any vacancy in the Board of Directors resulting from the death, resignation or retirement of a director, or any other cause other than an increase in the number of directors, shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of the new director's predecessor in office. When the number of directors is increased and any newly created directorships are filled by the

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Board of Directors, the terms of the additional directors shall expire at the next election of directors by the shareholders.

         3.4 Removal. Any or all of the directors of the Corporation may be removed from office by the shareholders at any annual or special meeting of Shareholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, but only for cause, by the affirmative vote of at least sixty-six and two-thirds percent (66.67%) of the outstanding shares of common stock of the Corporation, subject to the rights, if any, of the holders of preferred stock then outstanding.

         3.5 Nominations. Subject to the rights, if any, of the holders of preferred stock then outstanding, only persons who are nominated in accordance with the following provisions shall be eligible for election as directors:
Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of Shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any Shareholder of the Corporation entitled to vote for the election of directors at the meeting of Shareholders who complies with the notice procedures set forth in this Section 3.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days prior to the scheduled annual meeting of Shareholders, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than sixty (60) days' notice or prior public disclosure of the date of the scheduled annual meeting of Shareholders is given or made, notice by the Shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting of Shareholders was mailed or the day on which such public disclosure was made. A Shareholder's notice to the Secretary shall set forth, as to each person whom the Shareholder proposes to nominate for election or reelection as a director, the following:

         3.5.1 the name, age, business address and residence address of the person;

         3.5.2    the principal occupation or employment of the person;

         3.5.3 the class and number of shares of stock of the Corporation which are beneficially owned by the person; and

         3.5.4 any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended.

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         A Shareholder's notice to the Secretary shall also set forth, as to the Shareholder giving the notice:

                  (i) the name and address, as they appear on the Corporation's books, of the Shareholder; and

                  (ii) the class and number of shares of the Corporation's stock which are beneficially owned by the Shareholder on the date of such Shareholder notice.

         3.6 Determination of Validity of Nominations. The Corporation may require any nominee under Section 3.5 of these Bylaws to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. The presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of
Section 3.5. If the presiding officer determines the nomination was not made in accordance with the terms of Section 3.5, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

         3.7 Qualifications. Directors shall be natural persons of the age of eighteen (18) or over. Directors need not be residents of the State of Georgia or shareholders of the Corporation.

         3.8 Place of Meetings. The Board of Directors may hold its meetings at such place or places (within or without the State of Georgia) as it may from time to time determine.

         3.9 Compensation of Directors. Directors shall be paid such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may, from time to time, be determined by resolution of the Board of Directors.

                                  ARTICLE FOUR
                                   COMMITTEES

         4.1 Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee of two (2) or more directors.

                  4.1.1 Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders next following such member's election and until such member's successor member of the Executive Committee is elected, or until such member's death, resignation or removal, or until such member shall cease to be a director.

                  4.1.2 During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the Corporation, including all powers herein or in the Articles of Incorporation specifically granted to the Board of Directors, and may authorize the

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seal of the Corporation to be affixed to all papers which may require it;
provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) amending the Articles of Incorporation or Bylaws of the Corporation; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; or (4) a voluntary dissolution of the Corporation or a revocation of any such voluntary dissolution.

                  4.1.3 The Executive Committee shall meet from time to time on call of the Chairman, Chief Executive Officer or of any two (2) or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

                  4.1.4 The Executive Committee shall act by majority vote of its members.

                  4.1.5 The Board of Directors, by resolution adopted in accordance with Section 4.1 of this Article, may designate one (1) or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

         4.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one (1) or more additional committees, each committee to consist of three (3) or more of the directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

         4.3 Board of Director Control of Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                                  ARTICLE FIVE
                       MEETINGS OF THE BOARD OF DIRECTORS

         5.1 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place (within or without the State of Georgia) as shall from time to time be determined by the Board of Directors.

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         5.2      Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or Chief Executive Officer on not less than two
(2) days notice, given, in accordance with Section 9.1 of these Bylaws, to each director and shall be called by the Chairman, Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two
(2) or more directors. Any such special meeting shall be held at such time and place (within or without the State of Georgia) as shall be stated in the notice of meeting.

         5.3 Notice Need Not State Purpose. No notice of any meeting of the Board of Directors need state the purposes thereof.

         5.4 Meetings via Conference Telephone or Similar Communications Equipment. Any meeting, regular or special, may be held by conference telephone, electronic video screen communication or other communications equipment, if (1) each member participating in the meeting can communicate with all of the other members concurrently, and (2) each member is provided the means of participating in all matters before the Board of Directors, including without limitation the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation. Participation in a meeting as permitted by this Section 5.4 shall constitute presence in person at such meeting.

         5.5 Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these Bylaws. In the absence of a quorum a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum of directors shall be present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

         5.6 Action Taken By Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                                  ARTICLE SIX
                                    OFFICERS

         6.1 Enumeration. The Board of Directors at its first meeting after each annual meeting of Shareholders shall appoint the following officers: a Chairman, one or more Vice Chairmen, a President, a Secretary and a Treasurer. In accordance with the terms and conditions set forth in the succeeding sections of this Article Six, one of such officers shall be designated Chief Executive Officer and one shall be designated Chief Operating Officer. The
Board of Directors at any time and from time to time may appoint such other officers as it shall deem necessary or desirable, including, without limitation, one or more Vice Presidents (one or more of whom may be

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designated Executive Vice President and one or more of whom may be designated
Senior Vice President), one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chief Executive Officer may appoint one or more Assistant Secretaries or Assistant Treasurers, from time to time, for administrative convenience, who shall have a term expiring at the next annual election of officers and who shall have such duties as shall be specified by the Chief Executive Officer.

         6.2 Qualifications. Any person may hold any two or more offices. No officer needs to be a shareholder.

         6.3 Compensation. The salaries of the officers of the Corporation shall be fixed by the Board of Directors based on the advice of the Compensation Committee, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any officer appointed in accordance with the second sentence of Section 6.1 of these Bylaws.

         6.4 Term. Each officer of the Corporation shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Any officers may be removed by a majority vote of the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.

         6.5 Chairman. The Corporation shall have a Chairman who shall call meetings of the Shareholders, the Board of Directors and the Executive
Committee to order and shall act as chairman of such meetings. The Chairman shall also be, ex officio, a member of all standing committees, unless otherwise provided in the resolution appointing the same; shall serve as adviser to the officers of the Corporation at the request of the Board of Directors; and, shall have such other duties and powers as may, from time to time, be delegated by the Board of Directors. In the absence or disability of the Chief Executive Officer, or in the event of, and during the period of, a vacancy in such office, the Chairman shall also be the Chief Executive Officer.

         6.6 Vice Chairman. The Corporation shall have one or more Vice Chairmen, the exact number of whom shall be determined from time to time by the Board of Directors. Each Vice-Chairman shall report to the Chief Executive Officer of the Corporation and shall have such duties and powers as may, from time to time, be delegated by the Chief Executive Officer or the Board of Directors.

         6.7 Chief Executive Officer. The Board of Directors shall designate either the Chairman or one of the Vice-Chairmen to be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the provisions of these Bylaws and to the discretion of the Board of Directors, have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall have all duties and powers commonly incident to the position of Chief Executive Officer or which are, or from time to time may be, delegated to him by the Board of Directors or which are or may at any time be authorized or required by law. He shall be, ex officio, a member of all standing committees, unless otherwise provided in the resolution appointing the same. He may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the

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Corporation any or all of such duties and powers, and any such redelegation may be either general or specific. Whenever he shall so delegate any of his authority, he shall file a copy of the redelegation with the Secretary of the Corporation. In the absence or disability of the Chairman, or in the event of, and during the period of, a vacancy in such office, the Chief Executive Officer shall perform the duties of the Chairman.

         6.8 President. The Corporation shall have a President, who shall be the chief operating officer of the Corporation (the "Chief Operating Officer") and shall have such duties and powers as shall, from time to time, be determined by the Chief Executive Officer.

         6.9 Vice Presidents. The Vice Presidents shall have such duties and powers as the Chief Executive Officer or Chief Operating Officer shall request or delegate. One or more Vice Presidents may be designated, by the Board of Directors, Executive Vice President, Senior Vice President or such other distinguishing designation as may be deemed desirable which may reflect seniority, duties or responsibilities of such Vice President; each such Vice President shall have such additional duties and powers as are prescribed by the Chief Executive Officer, Chief Operating Officer or Board of Directors. The Assistant Vice Presidents shall have such powers and duties as may be prescribed from time to time by the Chief Executive Officer.

         6.10 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the Shareholders and of the Board of Directors, and in general, shall perform all the duties incident to the office of a secretary to a corporation, and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the Chief Executive Officer, shall affix the seal to any instrument requiring it and by his or her signature attest the seal or shall cause the signature of the Treasurer to attest the seal. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at his or her request, perform the Secretary's duties and powers.

         6.11 Treasurer. The Treasurer shall be the Chief Financial Officer of the Corporation and shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects, in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer, under whose supervision the Treasurer shall be. The Assistant Treasurer or Assistant Treasurers shall, in the absence or disability of the Treasurer, or at his or her request, perform the Treasurer's duties and exercise the Treasurer's duties and powers.

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         6.12     Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the duties or powers of such officer to any other officer or to any director.

                                 ARTICLE SEVEN
                                 CAPITAL STOCK

         7.1 Certificates for Shares. The interest of each Shareholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, a statement that the Corporation is organized under the laws of the State of Georgia, and, if applicable, the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the Chief Executive Officer and the Secretary or the Treasurer and shall be sealed with the seal of the Corporation; provided, however, that where such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer, and such seal, may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

         7.2 Shareholders List. The Corporation shall keep a record of the Shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, the names of the Shareholders entitled to vote, with the addresses of and the number of shares held by each. Said record shall be presented at all meetings of the Shareholders.

         7.3 Transfer of Shares of Stock. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.8 of these Bylaws.

         7.4 Closing of Stock Transfer Books. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting

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of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         7.5 Record Date. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date to be not more than sixty (60) days, and in case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         7.6 Reliance. The Corporation shall be entitled to treat the holder of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.7 Transfer Agent and Registrar. The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar, or both.

         7.8 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make a written affidavit or written affirmation of the fact in such manner as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and amount and with one (1) or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.


                                 ARTICLE EIGHT
                                 MISCELLANEOUS

         8.1 Books and Records. The Board of Directors shall have power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of Shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts and books which by law or by determination of the Board of Directors shall be open to inspection, and the Shareholders' rights in this respect are and shall be restricted and limited accordingly.

         8.2 Fiscal Year. The fiscal year of the Corporation shall end on a day and date to be determined by the Board of Directors.

         8.3 Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

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

                                  ARTICLE NINE
                          NOTICES AND WAIVER OF NOTICE

         9.1 Notice to Shareholders. Except as otherwise specifically provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any shareholder, it shall not be construed to mean personal notice, but such notice may be given either by personal notice or by cable or telegraph, or by mail by depositing the same in the post office or letter box in a postpaid sealed wrapper, or by overnight courier service, addressed to such Shareholder, at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

         9.2 Notice to Directors, Officers or Committee Members. Except as otherwise specifically provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any director, officer, or committee member, it shall not be construed to mean personal notice, but such notice may be given either by personal notice or by cable, telegraph, facsimile, telephone, electronic mail message or by mail by depositing the same in the post office or letter box in a postpaid sealed wrapper, or by overnight courier service, addressed to such officer, director or committee member at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed. As used herein, notice by telephone shall be deemed to include a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such a system.

         9.3 Waiver. When any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by telegraph, cable, telecopy or facsimile, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.

                                  ARTICLE TEN
                            REIMBURSEMENT OF SALARY

         10.1 Reimbursement. Any payments made to an officer of the Corporation, including, but not limited to salaries, commissions, interest, bonuses, rent, or reimbursement of expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense of the Corporation by the Internal Revenue Service shall be reimbursed by such officer to the Corporation to the extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the approval of the Board of Directors, proportionate amounts may be withheld from such officer's future compensation payments until the amount owed to the Corporation has been received.

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                                 ARTICLE ELEVEN
                                   AMENDMENTS

         11.1 Amendments by Directors or Shareholders. The authority to make, amend, alter, change or repeal the Bylaws of the Corporation is hereby expressly and solely granted to and vested in the Board of Directors of the Corporation with any such amendment to be adopted by majority vote of the Board of Directors, subject always to the power of shareholders to make, amend, alter, change or repeal the Bylaws of the Corporation by the affirmative vote of holders of sixty-six and two-thirds percent (66.67%) of the outstanding shares of common stock of the Corporation, subject to the rights, if any, of the holders of preferred stock.

                                 ARTICLE TWELVE
                                INDEMNIFICATION

         12.1 Obligation to Indemnify. The Corporation shall indemnify or obligate itself to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in a manner he reasonably believed in good faith to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standard of conduct set forth above. Indemnification permitted under this Section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         12.2 Authority to Indemnify for Expenses. Under the circumstances prescribed in Section 12.3, the Corporation shall have the power to indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of the liability but in view of all the circumstances of

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the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper.

         12.3 Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 12.1 or 12.2, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         12.4 Standards of Conduct. Except as provided in Section 12.3 and except as may be ordered by the court, the Corporation may not indemnify a director, officer, employee or agent under Section 12.1 or Section 12.2 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible under the circumstances because he or she has met the standard of conduct set forth in Section 12.1. The determination shall be made:

                  (1) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceedings;

                  (2) If a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

                  (3) By special legal counsel (i) selected by the Board of Directors or its committee in the manner prescribed in Section 12.4(1) or 12.4(2) of this Section, or (ii) if a quorum of the Board of Directors cannot be obtained and a committee cannot be designated or selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                  (4) By the Shareholders, but shares owned by or voted under the control of directors, who are at the time parties to the proceeding, may not be voted on the determination.

         12.5 Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding if (1) he or she furnishes the Corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in
Section 12.1 and (2) he or she furnishes the Corporation a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section or otherwise pursuant to the laws of Georgia.

         12.6 Rights Cumulative. The indemnification and advancement of expenses provided or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Any indemnification, whether

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

required under this Bylaw or permitted by statute or otherwise, shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such person.

         12.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this article.

         12.8 Notice of Payments. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the Corporation, not later than the next annual meeting of shareholders, unless such meeting is held within three
(3) months from the date of' such payment, and in any event, within fifteen
(15) months from the date of such payment, shall send in accordance with the manner specified in the Official Code of Georgia Annotated Section 14-2-705 to its shareholders of record a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         12.9 Binding on Successors. For purposes of this Article Twelve, references to "the Corporation" shall include, in addition to the surviving or new corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation so that any person who is or was a director, officer, employee or agent of such merging or consolidating corporation, or is or was serving at the request of such merging or consolidating corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Twelve with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

                                ARTICLE THIRTEEN
                             BUSINESS COMBINATIONS

         13.1 Fair Price Statute. Effective as of July 28, 1993, the provisions of the Georgia Business Corporation Code's Fair Price Statute (Sections 14-2-1110 to 14-2-1113) shall apply to the Corporation.

         13.2 Business Combination Statute. Effective as of July 28, 1993, the provisions of the Georgia Business Corporation Code's Business Combination Statute (Sections 14-2-1131 to 14-2-1133) shall apply to the Corporation.

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